Exhibit 99.1

CareDx Expands Its Medication Adherence Services with the Acquisition of The Transplant Pharmacy

CareDx will Directly Support Organ Transplant Patients with Specialty Prescription Services

SOUTH SAN FRANCISCO, Calif., January 5, 2022 -- CareDx, Inc. (Nasdaq: CDNA) – The Transplant Company™, focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today announced that it has acquired The Transplant Pharmacy, a transplant focused pharmacy located in Flowood, Mississippi, to expand its medication management and adherence services.

The Transplant Pharmacy provides individualized transplant pharmacy services for patients at multiple transplant centers located throughout the United States. Dedicated to patient service and medication adherence, the pharmacy also offers an online patient portal and mobile app for medication ordering and reminders.

“Medication adherence has always been an important area of focus for CareDx, particularly given the complexity and high rate of nonadherence with immunosuppressive medications in organ transplant recipients and its impact on long-term patient outcomes,” said Reg Seeto, CEO and President of CareDx. “With this acquisition and our entry into the pharmacy space, we will be able to strengthen our connection to patients, offer more touchpoints along their pre- and post-transplant journey and, ultimately, help improve outcomes.”

The acquisition of The Transplant Pharmacy expands CareDx’s medication adherence-focused healthcare solutions for patients, which currently includes products such as: AlloCare™, a comprehensive mobile health app for managing the day-to-day health of patients pre- and post transplant; Transplant Hero™, a pill reminder app; and MedActionPlan, a robust medication management and adherence platform used by more than 100 healthcare systems.

“The Transplant Pharmacy was built on a foundation that strives to make sure that every transplant patient receives the absolute best pharmaceutical care possible because medication adherence can mean the life-changing difference between a successful organ transplant and rejection. To that end, we deliver personalized care along with an extensive understanding of transplant medications – all to help ensure that patients are taking the right medications at the right time,” said Jay Gulley, Pharm.D., President and Founder of The Transplant Pharmacy. “We are excited to partner with CareDx, a company who shares our passion for serving transplant patients. This partnership will allow us to provide an even greater level of care, and expand our reach to a greater number of organ transplant recipients.”

About CareDx – The Transplant Company

CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to CareDx, CareDx’s acquisition of The Transplant Pharmacy, and the potential benefits and results that may be achieved through the acquisition. Forward-looking statements include statements regarding the potential effects that the acquisition of The Transplant Pharmacy may have on CareDx’s business and medication management and adherence services, and CareDx’s ability to combine The Transplant Pharmacy’s business and services with CareDx’s medication management and adherence services capabilities. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition; unexpected costs, charges or expenses resulting from the acquisition; risks related to CareDx’s technologies and prospects, including, but not limited to: risks related to seeking regulatory approvals; risk of difficulties or delays in obtaining regulatory approvals; risks related to the global impact of COVID-19; general economic and market factors; and other risks discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by CareDx with the SEC on February 24, 2021, the quarterly report on Form 10-Q for the first quarter of 2021 ended on March 31, 2021 filed by CareDx with the SEC on May 5, 2021, the quarterly report on Form 10-Q for the second quarter of 2021 ended on June 30, 2021 filed by CareDx with the SEC on July 29, 2021, the quarterly report on Form 10-Q for the third quarter of 2021 ended on September 30, 2021, filed by CareDx with the SEC on October 28, 2021 and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CONTACTS:
CareDx, Inc.
Sasha King
Chief Marketing Officer
415-287-2393
sking@CareDx.com

Investor Relations
Ian Cooney
(415) 722-4563
investor@CareDx.com